As filed with the Securities and Exchange Commission on October 26, 1999 Registration No. 333-13571

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


POST-EFFECTIVE AMENDMENT NO. 6 TO
FORM S-11 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


CHARTHOUSE SUITES VACATION OWNERSHIP, INC.
(Exact name of registrant as specified in governing instrument)

250 PATRICK BOULEVARD
BROOKFIELD, WISCONSIN 53045
(262) 792-9200
(Address of principal executive offices)

Jeffrey L. Keierleber
c/o Charthouse Suites Vacation Ownership, Inc.
250 Patrick Boulevard
Brookfield, Wisconsin 53045
(262) 792-9200
(Name and address of agent for service)

Copy to:
Conrad G. Goodkind, Esq.
Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
(414) 277-5000

CALCULATION OF REGISTRATION FEE

Title of Securities Amount Proposed maximum Proposed  Amount of
being registered    being  offering price   maximum
registration                 registered  per Interest     aggregate
fee                                                      offering
                                            price                  Vacation
Interests   150    $18,500 (A) -   $4,248,000   $1,288*
Classes A-F,     Interests, $60,000 (F)
with        with Rental
Rental Pool      Pool Arrangement
Arrangement

*Fee of $1,273 paid with the filing of Form S-11 on October 7, 1996 and the balance of the filing fee was paid on July 28, 1997.

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering.

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future Registration Statement pursuant to Rule 429 under the Securities Act.

CHARTHOUSE SUITES VACATION OWNERSHIP, INC.

Cross Reference Sheet
Showing location in Prospectus of information required to be included in Prospectus in response to items of Form S-11.

     Item Number and Caption    Heading in Prospectus

1.  Forepart of Registration Statement
    and Outside
    Front Cover Page of Prospectus      Cover Page of Prospectus

2.  Inside Front and Outside Back Cover
    Pages of Prospectus Outside Back Cover of
            Prospectus

3. Summary Information, Risk Factors Summary; Risk Factors and Ratio of Earnings to Fixed Charges

4.  Determination of Offering PriceDetermination of Offering
                                        Price

5.  DilutionNot Applicable

6. Selling Security HoldersNot Applicable

7. Plan of DistributionPlan of Distribution

8. Use of ProceedsUse of Proceeds

9. Selected Financial DataManagement's Discussion
                                        and Analysis of Financial
                                        Condition and
                                        Results of Operation

10. Management's Discussion andManagement's Discussion
    Analysis of Financial Condition     and Analysis of
    and Results of Operations               Financial Condition
                                        and Results of Operations

11. General Information as to           The Company
    Registrant

12. Policy with Respect to CertainThe Company
    Activities

13. Investment Policies of RegistrantThe Company
14. Description of Real EstateDescription of The Chart
                                        House Suites Hotel

15. Operating DataChart House Results

16. Tax Treatment of Registrant and     Certain Federal Income
    its Security HoldersTax Considerations;
                                        Certain Florida Tax
                                        Matters

17. Market Price of and DividendsNot applicable on the Registrant's
    Common Equity and Related
    Stockholder Matters

18. Description of Registrant's
    SecuritiesThe Interests

19. Legal ProceedingsLegal Matters

20. Security Ownership of Certain
    Beneficial Owners
    and ManagementManagement

21. Directors and Executive Officers    Management

22. Executive Compensation Management

23. Certain Relationships and           Conflicts of
    Related Transactions               Interest of
                                        Management and
                                        Affiliates

24. Selection, Management and Custody
    of Registrant's Conflicts of
    Interest of Management and
    InvestmentsAffiliates

25. Policies with Respect to Certain     Conflicts of
    Transactions                Interest of
                                         Management and
                                         Affiliates

26. Limitations of Liability The Interests

27. Financial Statements and Information  Financial Statements
                                          and Related Information

28. Interest of Named Experts and Counsel Experts

29. Disclosure of Commission Position on  Liability and Indemnification for
Securities Act            Indemnification
Liabilities  of Officers and
                                          Directors


STATUS OF OFFERING

     Throughout the offering, there were sold 8 A Interests, 13 B Interests, 26 C Interests, 1 D Interests, 0 E Interests and 0 F Interests. The remaining Interests are withdrawn from registration.

SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on an amendment to Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Brookfield, State of Wisconsin, on October 25, 1999.

                                   CHARTHOUSE SUITES VACATION
                                   OWNERSHIP, INC.



                                   By: /s/ Jeffrey L.
Keierleber                                         Jeffrey L. Keierleber

     Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated above.



                                   By: /s/ Jeffrey L.
Keierleber                                         Jeffrey L. Keierleber


CHARTHOUSE SUITES VACATION OWNERSHIP, INC.


*****
EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-11

Exhibit
NumberDescription

1.1Form of Underwriting Agreement**
1.2Form of Soliciting Dealer Agreement**
3.1Specimen of Certificates for Interests (not applicable)**
3.2Charthouse Suites Vacation Ownership, Inc. Articles of Incorporation** 3.3Charthouse Suites Vacation Ownership, Inc. By-laws**
4.1Subscription and Purchase Agreement (attached as an Annex and filed herewith)**
4.2Form of License Plan (attached as an Annex and filed herewith)**
4.3Rules and Regulations for Chart House Suites Hotel (attached as an Annex)** 4.4Time Share Public Offering Statement**
5.1Opinion re: Legality of Interests**
8.1Tax Opinion**
10.1Property Management Agreement**
10.2Form of Non-Disturbance and Notice to Creditors**
10.3Form of Guaranteed Rental Arrangement Agreement**
10.4RCI Agreement**
10.5Schedule of Weeks (attached as an Annex)**
10.6Escrow Agreement between William Atkinson and Charthouse Suites Vacation Ownership, Inc.**
10.7Form of Non-Exclusive Easement**
10.8Form of Private Letter Ruling Request**
10.9Form of Revised IRS Private Letter Ruling Request, dated July 16, 1997** 10.10Real Estate Sales and Purchase Agreement**
10.11Personal Property Purchase and Subscription Agreement**
10.12Escrow Agreement**
10.13Quit Claim Deed**
10.14Form of Letter Withdrawing IRS Private Letter Ruling Request, dated September 9, 1997**
10.15Ernst & Young LLP letter dated October 3, 1997**
10.16Artistic Renderings (attached as an Annex)**
10.17Amended Property Management Agreement
23.1Consent of Quarles & Brady LLP (included in Exhibits 5.1 and 8.1)** 23.2Consent of Virchow, Krause & Company, LLP**
     **Previously filed